Exhibit 99.1

RGS Energy Reports On Current Financial Results and Position, POWERHOUSE™ Written Reservations Exceed $96 Million

DENVER, CO, August 14, 2018 – RGS Energy (NASDAQ: RGSE), the exclusive worldwide licensee of POWERHOUSE™, an innovative and visually stunning solar shingle system using technology developed by The Dow Chemical Company, reported results for its second quarter ended June 30, 2018 and filed its quarterly report on Form 10-Q. RGS Energy encourages investors to read the filing for a complete report of its results for the second quarter.

Reinvented Company Focused on POWERHOUSE™

RGS believes it will be the first mover and an industry leader of built-in photovoltaic shingles, as the manufacturer of POWERHOUSE™ 3.0. Recent legislation such as the California Solar Mandate places the company in a position to significantly grow revenue. The manufacturing supply chain is in place and the product is progressing towards receiving UL certification. Due to UL closing their facility where POWERHOUSE™ is currently being tested, RGS currently expects to complete UL certification at another facility in October. The company has received over $96 million to-date in written reservations from roofing companies.

“We believe we already have written reservations for future annual revenue for us to operate at a profit,” said Dennis Lacey, CEO of RGS Energy. “Now more than ever, we believe POWERHOUSE™ represents a major game-changer for RGS. Looking ahead, we see strong growth and expect profits in 2019.”

The company needed financial capital to commercially launch POWERHOUSE™ 3.0, which it obtained from an April convertible notes and common stock warrants offering.

New Cash Resulting from the Convertible Note Financing

	Cash	Note Principal and Additional Amount	Series Q Common Stock Warrants Shares
At closing of the offering on April 9, 2018	$5,000,000	$11,500,000	9,857,143
Conversions of notes to Class A common stock		(6,438,000)
Exercises of warrants	112,000	-	(200,000)
Placement agent fees	(454,197)	-	-
As of June 30, 2018	4,657,803	5,062,000	9,657,143

Activity during the period July 1 to August 10, 2018
Additional amounts arising from shareholder approval reset	-	25,577,431	-
Exercises of warrants	8,166,667		(7,191,667)
Conversions of notes to Class A common stock	1,672,956	(16,039,109)
Placement agent fees	(117,107)	-	-
As of August 10, 2018	14,380,319	14,600,322	2,465,476

Expected future activity:
Series Q common stock warrants	-	-	(1,735,317)
Placement agent common stock warrants	-	-	(730,159)
Funding of remaining balance on Investor Notes	3,327,044	(3,327,044)	-
Conversions of notes to Class A common stock	-	(13,057,278)	-
Placement agent fees	(232,893)	-	-
Expected net cash from the 2018 Convertible Note Offering	$17,474,470	$0	0

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Accounting for the Convertible Notes and Series Q Warrants

The 2018 convertible notes and Series Q common stock warrants include terms that are derivatives under generally accepted accounting principles. The company engaged an independent third party appraiser to value the convertible notes and related common stock warrants.

The company expects to ultimately receive cash from the convertible note financing as follows:

Gross proceeds received through August 10, 2018	$14,951,623
Expected proceeds from Convertible Note	3,327,044
Gross cash proceeds from Convertible Note and Series Q common stock warrants	18,278,667
Fees and expenses related to the 2018 Convertible Note Offering	(804,197)
Expected net cash from the 2018 Convertible Note Offering	$17,474,470

Ultimately, the company expects it will record an increase in shareholders’ equity equal to the net cash of $17.5 million. However, due to the recording of non-cash derivative items, the financing will be reflected separately in the statement of operations and the statement of shareholders’ equity and in different accounting periods as follows:

($000’s omitted)	Through June 30, 2018	July 1, 2018 - Aug 10, 2018	Future Periods	Total

Statement of Operations:
Derivative loss, assuming average stock price in future periods of $1.00 through April 9, 2019	$4,564	$9,800	$7,300	$21,664
Reflected in statement of operations	$(4,564)	$(9,800)	$(7,300)	$(21,664)

Statement of Shareholders’ Equity:
Issuance of Class A shares for convertible notes and warrants	$4,204	$19,590	$15,344	$39,138
Reflected in statement of operations	(4,564)	(9,800)	(7,300)	(21,664)
Change in shareholders’ equity from 2018 Note Offering	$(360)	$9,790	$8,044	$17,474

2nd Quarter Financial Summary

The company expects revenue from POWERHOUSE™ to begin during the fourth quarter of 2018 and, accordingly, the results for the second quarter do not reflect what the company believes the reinvented company will operate at in future periods.

($000’s omitted)	Q2 2018	Q2 2017
Operational Data:
Net sales	$4,997	$4,991
Total Revenue	3,630	2,997
Backlog (at quarter end)	15,683	9,685

Financial Data:
Cash	$1,541	$9,745
Convertible Debt	290	1
Shareholders’ (deficit) equity*	(123)	13,904
Operating cash outflow	(3,379)	(4,212)
Net loss	(7,762)	(4,034)
Working capital	2,300	12,743

*The Company’s Stockholders’ Equity at June 30, 2018 reflects the recording of a non-cash derivative loss of $4.6 million. From July 1, 2018 through August, 10, 2018, the company has recorded an increase in shareholders’ equity of $9.8 million arising from issuances of class A common shares, net of non-cash derivative losses.

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Updated Company Financial Model

Presented below are hypothetical examples of earnings per share at varying degrees of future market share in succeeding years, ranging from a low of one-quarter of one percent of the addressable market to a full one percent of the addressable market.

	Reservations through Aug 13, 2018	One Quarter of One Percent	One Half of One Percent	One Percent
POWERHOUSE™ annual revenue	$96,000,000	$250,000,000	$500,000,000	$1,000,000,000
Anticipated gross profit percentage	28%	31%	34%	37%
POWERHOUSE™ gross profit	26,676,366	77,500,000	170,000,000	370,000,000
Anticipated POWERHOUSE™ Division expenses	(3,447,199)	(6,750,000)	(12,000,000)	(22,000,000)
POWERHOUSE™ license fee	(2,341,686)	(5,829,000)	(11,405,000)	(22,644,000)
Contribution from Solar Division	0	0	0	0
Corporate segment expenses	(7,200,000)	(7,200,000)	(7,200,000)	(7,200,000)
Pre-tax income	13,687,480	57,721,000	139,395,000	318,156,000
Taxes @ 25%	(3,421,870)	(14,430,250)	(34,848,750)	(79,539,000)
Hypothetical net income	$10,265,610	$43,290,750	$104,546,250	$238,617,000

Hypothetical Fully Diluted Shares Outstanding:
Shares outstanding as of August 13, 2018	45,100,000	45,100,000	45,100,000	45,100,000
Convertible Note	47,200,000	47,200,000	47,200,000	47,200,000
Common stock warrants	8,000,000	8,000,000	8,000,000	8,000,000
Employee stock options	1,300,000	1,300,000	1,300,000	1,300,000
Fully diluted shares outstanding	101,600,000	101,600,000	101,600,000	101,600,000

Hypothetical EPS	$0.10	$0.43	$1.03	$2.35

Hypothetical Cash from exercise of common stock warrants				$19,000,000

The financial model above is not a forecast or a projection but a mathematical demonstration of financial information with hypothetical future revenue from written reservations received to-date and different future hypothetical levels of market penetration of the annual reroof market. Additionally:

•	Gross margins include the cost of the Section 201 and 301 tariffs on imported materials.

•	The hypothetical maximum cash from exercise of common stock warrants is the mathematical result of the number of warrant shares times the respective exercise price per share. The hypothetical results are premised upon an increase in the future trading value of the company’s common stock resulting in the exercise of common stock warrants. It further assumes all investors, except the Series Q warrant holder elect cash exercises (not cashless exercises) and warrant exercise prices are not reduced or reset to a lower amount. The majority of common stock warrants have exercise prices at or below $3.10 per share.

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Conference Call

RGS Energy will hold a conference call tomorrow to discuss its current financial results and position.

Date: Wednesday, August 15, 2018

Time: 4:30 p.m. Eastern time (2:30 p.m. Mountain time)

Toll-free dial-in number: 1-800-289-0438

International dial-in number: 1-323-794-2423

Conference ID: 3269302

Webcast: http://public.viavid.com/index.php?id=130978

The conference call will be webcast live and available for replay via the investor relations section of the company's website at RGSEnergy.com.

Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. If you have any difficulty connecting with the conference call, please contact CMA at 1-949-432-7566.

A replay of the call will be available after 7:30 p.m. Eastern time on the same day through August 22, 2018.

Toll-free replay number: 1-844-512-2921

International replay number: 1-412-317-6671

Replay ID: 3269302

About RGS Energy

RGS Energy (Nasdaq: RGSE) is America’s Original Solar Company providing solar, storage and energy services whose mission is clean energy savings. The company is the exclusive manufacturer of POWERHOUSE™, an innovative in-roof solar shingle using technology developed by The Dow Chemical Company. RGS Energy also sells, designs and installs solar systems for residential homeowners, commercial businesses, non-profit organizations and government entities.

For more information, visit RGSEnergy.com and RGSPOWERHOUSE.com, on Facebook at www.facebook.com/RGSEnergy and on Twitter at twitter.com/rgsenergy. Information on such websites and the websites referred to above in this press release is not incorporated by reference into this press release.

RGS Energy is the company’s registered trade name. RGS Energy files periodic and other reports with the SEC under its official name “Real Goods Solar, Inc.”

POWERHOUSE™ is a trademark of The Dow Chemical Company, used under license.

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Forward-Looking Statements and Cautionary Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties, including statements regarding RGS Energy’s results of operations and financial positions, and RGS Energy’s business and financial strategies. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they provide our current beliefs, expectations, assumptions, forecasts, and hypothetical constructs about future events, and include statements regarding our future results of operations and financial position, business strategy, budgets, projected costs, plans and objectives of management for future operations. The words “believe,” “plan,” “expect,” “future,” “may,” “will” and similar expressions as they relate to us are intended to identify such forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by, which such performance or results will be achieved, if at all. Forward looking statements are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward looking statements. Therefore, RGS Energy cautions you against relying on any of these forward-looking statements.

Key risks and uncertainties that may cause a change in any forward-looking statement or that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include: RGS Energy’s ability to successfully implement its revenue growth strategy, achieve its target level of sales, generate cash flow from operations, and achieve break-even and better results; RGS Energy’s current capital resources being sufficient to implement its revenue growth strategy; RGS Energy’s ability to successfully and timely commercialize POWERHOUSE™ 3.0; the ability to obtain requisite UL certification of POWERHOUSE™ 3.0; the adequacy of, and access to, capital necessary to commercialize POWERHOUSE™ 3.0; RGS Energy’s ability to satisfy the conditions and obligations under the POWERHOUSE™ 3.0 license agreement; RGS Energy’s ability to manage supply chain in order to have production levels and pricing of the POWERHOUSE™ 3.0 shingles to be competitive; the ability of RGS Energy to successfully expand its operations and employees and realize profitable revenue growth from the sale and installation of POWERHOUSE™ 3.0, and to the extent, anticipated; competition in the built-in photovoltaic solar system business; RGS Energy’s ability to realize revenue from sales of POWERHOUSE™ arising from the California Energy Commissions’ mandate for solar systems with new home building commencing in 2020; RGS Energy’s ability to realize revenue from written reservations for initial POWERHOUSE™ deliveries; and RGS Energy’s ability to obtain future written reservations for POWERHOUSE™ deliveries; the continuation and level of government and utility subsidies and incentives for solar energy;; changes in general economic, business and political conditions, including tariffs on imported solar cells and changes in the financial markets; RGS Energy’s stock price and shareholders’ equity; the performance of the Solar Division; RGS Energy’s ability to satisfy the conditions to receive additional funds underlying the investor promissory notes received in the 2018 convertible note offering; the number of shares of Class A common stock actually issued under the 2018 convertible notes; whether RGS Energy will receive any proceeds from the exercise of warrants; and other risks and uncertainties included in the Company’s filings with the Securities and Exchange Commission.

You should read the section entitled “Risk Factors” in our 2017 Annual Report on Form 10-K and in our Quarterly Reports on Form 10-Q for the quarter ended March 30, 2018 and June 30, 2018, each of which has been filed with the Securities and Exchange Commission, which identify certain of these and additional risks and uncertainties. Any forward-looking statements made by us in this press release speak only as of the date of this press release. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We do not undertake any obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

Investor Relations Contact

Ron Both

Managing Partner, CMA

Tel 1-949-432-7566

RGSE@cma.team

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